Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2026, relating to the financial statements of Global Water Resources, Inc., appearing in the Annual Report on Form 10-K of Global Water Resources, Inc. for the year ended December 31, 2025. We also consent to the reference to us under the heading "Experts" in such Registration Statement.
/s/ Deloitte & Touche LLP
Tempe, AZ
August 7, 2026